UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2010

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Board of Directors of Portfolio Recovery Associates, Inc. (the "Company"), upon the recommendation of its Nominating and Corporate Governance Committee, appointed John Fain and John Fuller as independent Directors effective March 1, 2010. Mr. Fain and Mr. Fuller will be nominees for election by the Company’s shareholders at its 2010 annual meeting. If elected, they will both serve three-year terms.
Upon their appointment, Mr. Fain and Mr. Fuller will each be granted 2,000 restricted shares of the Company's common stock, which will vest ratably over a five year period, and on the date of the Company’s annual meeting they will be granted an additional 1,000 shares, which will be fully vested one year from the date of the grant. Mr. Fain and Mr. Fuller will also receive a $30,000 annual Board retainer and, in accordance with the Company’s non-employee Director compensation arrangements, they will receive additional compensation for their membership on any standing committees of the Board to which they may be appointed. Additionally, they will be reimbursed for travel expenses related to their attendance at meetings.

A copy of the press release announcing the appointment of Messrs. Fain and Fuller as directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 - Press Release of Portfolio Recovery Associates, Inc. dated March 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

March 2, 2010	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Portfolio Recovery Associates, Inc. dated March 1, 2010.